Exhibit 99.1

Execution Copy

SHARE AND INTEREST PURCHASE AGREEMENT

among

WEST PHARMACEUTICAL SERVICES, INC.,

WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.,

a wholly-owned subsidiary of West Pharmaceutical Services, Inc.,

MEDIMOP MEDICAL PROJECTS LTD.,

MEDIMOP USA LLC

and

FREDDY ZINGER

Dated July 5, 2005

TABLE OF CONTENTS

1.	Sale and Purchase of Purchased Securities

	1.1.	Agreement to Purchase and Sell Purchased Securities

	1.2.	Purchase Price

	1.3.	The Closings

	1.4.	West Common Stock

2.	Representations and Warranties of Zinger, the Company and Medimop USA

	2.1.	Organization

	2.2.	Subsidiaries; No Interest in Other Entities

	2.3.	Authorization

	2.4.	Ownership

	2.5.	No Conflict or Violation

	2.6.	Absence of Certain Changes or Events

	2.7.	Title to Assets

	2.8.	Real Property

	2.9.	Contracts and Commitments

	2.10.	Permits

	2.11.	Financial Statements

	2.12.	Compliance with Law

	2.13.	Litigation

	2.14.	Labor Matters

	2.15.	No Brokers

	2.16.	Intellectual Property

	2.17.	Employee Benefit Plans

	2.18.	Transactions with Affiliates

	2.19.	Tax Matters

	2.20.	Insurance

	2.21.	Restrictions

	2.22.	Environmental Matters

	2.23.	Accounts Receivable

i

	2.24.	Bank Accounts

	2.25.	Foreign Corrupt Practices Act

3.	Representations and Warranties of West and West/Delaware

	3.1.	Organization of West and West/Delaware

	3.2.	Authorization

	3.3.	West Capital Stock

	3.4.	No Conflict or Violation

	3.5.	Financial Capability

4.	Covenants

	4.1.	Conduct of Business Pending Closing

	4.2.	Access to Information

	4.3.	Required Consents

	4.4.	Ownership

5.	Other Agreements

	5.1.	Exclusivity

	5.2.	Publicity

	5.3.	Tax Status

	5.4.	Non-Competition

	5.5.	Insurance

6.	Conditions Precedent to Obligations of West and West/Delaware

	6.1.	Company and Medimop USA Representations and Warranties

	6.2.	Performance by the Company, Medimop USA and Zinger

	6.3.	Certificates

	6.4.	No Governmental or Other Order

	6.5.	Escrow Agreement

	6.6.	FIRPTA Certificate

	6.7.	Employment Agreements

	6.8.	Third Party Consents

	6.9.	No Material Adverse Effect

	6.10.	Ownership

	6.11.	Estimated Net Assets Statement

	6.12.	Conversion

	6.13.	Certificates and Share Transfer Deeds

	6.14.	New Articles

	6.15.	Weiser Options

7.	Conditions Precedent to Obligations of the Company

	7.1.	West and West/Delaware Representations and Warranties

	7.2.	Performance by West and West/Delaware

	7.3.	Certificates

	7.4.	No Governmental or Other Order

	7.5.	Escrow Agreement

	7.6.	Registration Rights Agreement

8.	Termination

	8.1.	Events of Termination

	8.2.	Effect of Termination

9.	Indemnification

	9.1.	General Indemnification by Zinger

	9.2.	General Indemnification by West and West/Delaware

	9.3.	Survival

	9.4.	Indemnification Procedures

	9.5.	Remedy

	9.6.	Release of Escrow Funds

	9.7.	Miscellaneous

	9.8.	Tax Indemnification

	9.9.	No Right Against the Company or Medimop USA

10.	Definitions

11.	Miscellaneous Provisions

	11.1.	Amendments, Consents, Waivers, Etc.

	11.2.	Notices

	11.3.	Counterparts

	11.4.	Captions

	11.5.	Binding Effect and Benefits

	11.6.	Construction

	11.7.	Nouns and Pronouns

	11.8.	Further Assurances

	11.9.	Severability

11.10.	Equitable Relief

11.11.	Entire Agreement

11.12.	Governing Law

11.13.	Dispute Resolution

11.14.	Expenses

Schedules

Disclosure Schedule

Exhibits

Exhibit A	Escrow Agreement
Exhibit B	Zinger Employment Agreement
Exhibit C	Weiser Employment Agreement
Exhibit D	Barkan Employment Agreement
Exhibit E	Registration Rights Agreement

SHARE AND INTEREST PURCHASE AGREEMENT

This is a Share and Interest Purchase Agreement (this “Agreement”), dated as of July 5, 2005, among West Pharmaceutical Services, Inc., a Pennsylvania corporation (“West”), West Pharmaceutical Services of Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of West (“West/Delaware”), Medimop Medical Projects, Ltd., an Israeli company (the “Company”), Medimop USA LLC, an Ohio limited liability company (“Medimop USA”), and Freddy Zinger (“Zinger”).

Background

A.                                   The Company and Medimop USA conduct a reconstitution and medical-device business (the “Business”).

B.                                     Zinger desires to sell, and West/Delaware desires to purchase, ordinary shares of the Company, nominal value NIS 1.00 per share (the “Shares”).

C.                                     Zinger desires to sell and West desires to purchase, interests in Medimop USA (the “Interests”).

D.                                    In connection with such sale and purchase, Zinger has agreed to enter into a covenant not-to-compete in exchange for the consideration outlined below.

Terms

In consideration of the mutual covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

Certain terms used in this Agreement are defined in Section 11 hereof.

1.                                      Sale and Purchase of Purchased Securities.

1.1.                            Agreement to Purchase and Sell Purchased Securities.

(a)                                  Initial Purchased Securities.  At the Initial Closing, (i)  Zinger shall sell two hundred and nine (209) ordinary shares of the Company, which number shall result in West/Delaware’s ownership of approximately eighty-nine and seven-tenths percent (89.7%) of the Company’s equity and all other rights and interest in the Company, and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, West/Delaware shall purchase that number of ordinary shares from Zinger; and (ii) Zinger shall sell ninety (90) of Medimop USA’s Interests, which number shall result in West’s ownership of ninety percent (90%) of Medimop USA’s equity and all other rights and interest in Medimop USA, and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, West shall purchase that number of Interests from Zinger.

(b)                                 Remaining Securities.

(1)                                  From the fourth (4th) anniversary of the Initial Closing Date until and including the tenth (10th) anniversary of the Initial Closing Date (the “Option Period”), (i) West/Delaware and West shall jointly, but not severally, have the option (but not the obligation) (the “Call Option”), exercisable in their sole discretion, and subject to the terms of this Agreement, to purchase, respectively, all, but not less than all, of the remaining equity interests in both the Company and Medimop USA  (the “Remaining Securities,” and together with the Initial Purchased Securities, the “Purchased Securities,” which term as used in this Agreement also includes any securities issued or issuable with respect to the Purchased Securities by way of a share dividend, share split, combination or division of shares, recapitalization, merger, consolidation, reorganization or the like and any securities into which any of the Purchased Securities are converted or for which any of the Purchased Securities are exchanged) and (ii) Zinger shall have the option (but not the obligation) (the “Put Option”), exercisable in his sole discretion, and subject to the terms of this Agreement, to sell all, but not less than all, of the Remaining Securities to West/Delaware and West; provided, however, that the Call Option and Put Option, if not already exercisable during the Option Period, shall become exercisable at any time (i) following the termination for Cause (as defined in Zinger’s employment agreement, attached hereto as Exhibit B) or death of Zinger or (ii) in connection with a Change of Control of West.  If West/Delaware and West elect to exercise their Call Option, then West/Delaware and West shall deliver to Zinger written notice of such election (the “Call Option Notice”).  If Zinger elects to exercise his Put Option, then Zinger shall deliver to West/Delaware and West a written notice of such election (the “Put Option Notice”).  The Call Option Notice and the Put Option Notice shall state the holder’s election to exercise its Call Option or Put Option, as applicable, and a date and time for consummation of such sale and purchase not more than sixty (60) days after the date the Call Option Notice or Put Option Notice is given.

(2)                                  From the Initial Closing Date through the expiration of the Option Period, or the earlier sale and purchase of the Remaining Securities pursuant to the Put Option or the Call Option, Zinger shall maintain custody of the Remaining Securities (together with an executed share transfer deed and applicable transfer instrument for the Medimop USA Interests) with the Escrow Agent and shall not transfer or otherwise encumber the Remaining Securities except to a wholly-owned affiliate, provided that, as a condition to such transfer, such affiliate shall agree to be bound by the foregoing restrictions.

(3)                                  From the Initial Closing Date through the expiration of the Option Period, or the earlier sale and purchase of the Remaining Securities pursuant to the Put Option or the Call Option, neither West/Delaware nor West shall take any actions to dilute Zinger’s remaining interest in the Company or Medimop USA or transfer or otherwise encumber the Initial Purchased Securities, except that West/Delaware or West may transfer the Initial Purchased Securities to a wholly-owned affiliate of West, provided that, as a condition to such transfer, such affiliate shall agree to be bound by the foregoing restrictions.

(4)                                  Upon receipt of the Call Option Notice or the Put Option Notice, as the case may be, the obligations of West/Delaware, West and Zinger to purchase and sell, as the case may be, at the Additional Closing are irrevocable, absolute, unconditional and continuing under any and all circumstances and shall not be to any extent or in any way discharged, impaired or otherwise affected, except by performance in full hereunder.

1.2.                            Purchase Price.

(a)                                  Initial Purchased Securities.

(1)                                  The aggregate purchase price for the Initial Purchased Securities to be sold pursuant to Section 1.1(a) shall be Thirty-Six Million Two Hundred Fifty Thousand United States Dollars (US$36,250,000) (the “Initial Purchase Price”), minus the Closing Adjustment as provided in Section 1.2(b), plus the aggregate of the Earnout Payments, if any, as provided in Section 1.2(d).  The Initial Purchase Price shall be allocated as follows: (i) US$31,250,000 to the Company, and (ii) US$5,000,000 to Medimop USA.  Ninety percent (90%) of the Initial Purchase Price shall be paid in cash (“Initial Cash Purchase Price”) and ten percent (10%) of the Initial Purchase Price shall be paid in shares of common stock of West, par value $.25 per share (“West Common Stock”) (the “Initial Stock Purchase Price”).  The number of shares of West Common Stock constituting the Initial Stock Purchase Price shall be determined by dividing ten percent (10%) of the Initial Purchase Price by the average price of West Common Stock for the twenty (20) Trading-Day period ending on the last Business Day prior to the date hereof.

(2)                                  At the Initial Closing, West/Delaware and West shall remit, or cause the remittance of, the Initial Purchase Price as follows:

(i)                                     an aggregate amount of Five Million United States Dollars (US$5,000,000) in cash (the “Escrow Funds”) with National City Bank (“Escrow Agent”);

(ii)                                  the remaining amount of the Initial Purchase Price, after subtraction of the amount remitted in accordance with Section 1.2(a)(2)(i) above, shall be remitted to Zinger or his designees, consisting of ninety percent (90%) cash and ten percent (10%) West Common Stock.

(3)                                  At the Initial Closing, West/Delaware and West shall remit, or cause the remittance of, US$3,750,000 to Zinger as consideration for the covenants set forth in Section 5.4 hereof and Section 8.3 of his employment agreement, attached hereto as Exhibit B (the “Zinger Employment Agreement”).

(b)                                 Closing Adjustment.

(1)                                  Within sixty (60) days after the Initial Closing Date, West/Delaware shall prepare a combined statement of Net Assets of the Company, the Subsidiary and

Medimop USA as of the Initial Closing Date in accordance with United States generally accepted accounting principles (the “Final Net Assets Statement”).   In the event of a discrepancy between the Estimated Net Assets Statement and the Final Net Assets Statement of less than One Hundred Thousand United States Dollars (US$100,000), the Final Net Assets Statement shall be conclusive and binding on all parties.  In the event of a discrepancy between the Estimated Net Assets Statement and the Final Net Assets Statement of One Hundred Thousand United States Dollars (US$100,000) or more, the respective accountants of the Company and West/Delaware will convene to resolve the issues in dispute, and failing such resolution within thirty (30) days thereafter, an independent accounting firm reasonably acceptable to the Company and West/Delaware shall be appointed to determine such matters, with instructions to complete and report to all parties in writing its determination within thirty (30) days following its appointment, and such firm’s determination shall be conclusive and binding on all parties hereto.

(2)                                  The Initial Purchase Price shall be decreased on a dollar-for-dollar basis to the extent that the Company’s and Medimop USA’s Net Assets (as defined below) on a consolidated basis set forth on the Final Net Assets Statement are less than One Million Eight Hundred Thousand United States Dollars (US$1,800,000).  Any amount owed to West/Delaware as a result of this Section 1.2(b) shall be delivered to West/Delaware from the Escrow Funds by the Escrow Agent in cash within ten (10) Business Days after the Final Net Assets Statement shall be deemed to be conclusive and binding in accordance with Section 1.2(b)(1).  For the purposes hereof, “Net Assets” shall be defined as total assets (excluding cash and marketable securities) minus total liabilities.  Any conversion of New Israeli Shekels to United States Dollars shall be based on the average exchange rate between New Israeli Shekels and United States Dollars for the twenty (20) Business-Day period ending the day before such determination is made, as such exchange rate is set forth in The Wall Street Journal (Eastern Edition).

(c)                                  Earnout Payments.

(1)                                  In addition to the Initial Purchase Price, Zinger shall be entitled to additional payments (“Earnout Payments”), in amounts and to the extent specified in Schedule 1.2(c) hereto.  Any Earnout Payment shall be paid to Zinger within 90 days following the end of the fiscal year earned and shall be accompanied by a document that describes the calculation of such Earnout Payment in reasonable detail and a statement from the chief financial officer of West that such Earnout Payment is derived from the audited financial statements of West for the applicable year.

(2)                                  West shall keep complete and up-to-date books of accounts enabling the Earnout Payments pursuant to the foregoing section to be calculated.  During the term of the earnout right, and 90 days thereafter, once a year upon no less than thirty (30) days’ written advance notice, and during reasonable working hours, an independent internationally-recognized accounting firm selected by Zinger and reasonably acceptable to West shall be entitled to audit West’s and its Affiliates’ financial books related to the aforementioned bonuses at West’s premises. The scope of the audit shall be limited to information necessary to calculate amounts owed by West to Zinger hereunder and such audit will only be conducted regarding the Earnout Payment paid with respect to the most recently completed fiscal year. Zinger shall keep all audit information confidential and may make use of the information only with regard to claims he may have against West. The cost of the audit shall be borne by Zinger; provided, however, that if an error to Zinger’s favor of greater than five percent (5%) in the payments by Company over any twelve (12) month period is identified as a result of such audit, Company will bear the full cost of the examination

(3)                                  In the event Zinger’s employment with the Company is terminated other than for Cause (as defined in the Zinger Employment Agreement) or is terminated for Good Reason (as defined in the Zinger Employment Agreement), the Earnout Payment shall be accelerated pursuant to Section 6.2(c) of the Zinger Employment Agreement.

(d)                                 Remaining Securities.

(1)                                  In the event either the Call Option or Put Option is exercised in accordance with Section 1.1(b), the purchase price for the Remaining Securities (the “Additional Purchase Price”), which shall be determined in United States dollars and payable in cash, will then be determined based on a fair market valuation of the Business conducted by an independent internationally-recognized accounting firm or investment banking firm selected by West/Delaware and West and approved by Zinger, whose approval shall not be unreasonably withheld.  The selected appraiser will act as an expert and not as an arbitrator and his appraisal shall be conclusive and binding upon all parties hereto.  The valuation of the Business by the said appraiser shall be carried out in accordance with, inter alia, the following rules:  (1) the valuation shall consider the revenue and income attributable to the reconstitution and medical-device business of the Business and any income from products with respect to which Zinger, through concept, development or otherwise participates, in whole or in part; (2) there will be an adjustment for any transfer pricing adjustments made to the results of West; and (3) there will be no minority discount or discount due to the limited transferability of the shares.

(2)                                  At the Additional Closing, West/Delaware and West shall pay, or cause to be paid, to Zinger, the Additional Purchase Price by wire transfer of immediately available funds to an account designated by Zinger.

1.3.                            The Closings.

(a)                                  Initial Closing.  The closing of the purchase and sale of the Initial Purchased Securities (the “Initial Closing”) shall occur at the offices of Dechert LLP at 30 Rockefeller Plaza, New York, New York 10112-2200, or at such other location as may be agreed upon among the parties hereto, on the second Business Day after the satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Sections 6 and 7 (the “Initial Closing Date”), which date shall be not later than sixty

(60) days after the date hereof unless another time or date is agreed to in writing by the parties hereto.

(b)                                 Additional Closing.  West/Delaware and Zinger may consummate the closing of the purchase and sale of the Remaining Securities (the “Additional Closing,” and together with the Initial Closing, each, a “Closing”) on the terms and conditions set forth herein, including a purchase price determined in accordance with Section 1.2(d).  The Additional Closing shall occur at Dechert LLP at 30 Rockefeller Plaza, New York, New York 10112-2200 and, (1) with respect to an Additional Closing resulting from the exercise by West/Delaware and West of their Call Option under Section 1.1(b)(1), at such time and date (the “Additional Closing Date,” and together with the Initial Closing Date, each, a “Closing Date”) as may be mutually agreed upon by West/Delaware, West and Zinger but in no event later than sixty (60) days following the date the Call Option Notice is given, and (2) with respect to an Additional Closing resulting from the exercise by Zinger of his Put Option under Section 1.1(b)(1), at such time and place as may be mutually agreed upon by West/Delaware, West and Zinger but in no event later than sixty (60) days following the date the Put Option Notice is given.

(c)                                  Certificates.  At each Closing, Zinger shall transfer to West/Delaware and West a share certificate and limited liability company interest certificate, evidencing the Purchased Securities being sold to West/Delaware and West at such Closing as well as a duly executed share transfer deed for such securities, as applicable, against delivery by West/Delaware and West of the purchase price therefor, by wire transfer of immediately available funds to such account as Zinger shall indicate prior to the Closing.

1.4.                            West Common Stock.

(a)                                  The West Common Stock shall be issued in certificate form and shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

(b)                                 Zinger, or his designees, shall be able to sell the West Common Stock as follows:

(1)                                  up to 40% of the West Common Stock at any time after the effectiveness of the Registration Statement;

(2)                                  up to an additional 30% of the West Common Stock at any time after the six-month anniversary of the Initial Closing Date; and

(3)                                  the remaining 30% of the West Common Stock at any time after the one-year anniversary of the Initial Closing Date.

(c)                                  Zinger understands that holding the West Common Stock involves a significant degree of risk.  Zinger has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the West Common Stock and has the ability to bear the economic risks of the West Common Stock.  Zinger understands that no representation is being made as to the future value of the West Common Stock.

2.                                      Representations and Warranties of Zinger, the Company and Medimop USA.

Zinger, the Company, and Medimop USA hereby represent and warrant to West/Delaware and West that:

2.1.                            Organization.  The Company is a company duly organized and validly existing under the laws of the State of Israel with full corporate power and authority to conduct the Business as it is presently being conducted and to own, lease and operate its properties and assets.  The Company has paid all taxes owed to the Israel Companies Registrar. The Company is duly qualified to do business in each jurisdiction listed on Schedule 2.1, being all the jurisdictions in which the character of its properties owned or leased or the nature of its activities make such qualification necessary.  True and complete copies of the Governing Documents of the Company have been made available for inspection by West on behalf of itself and West/Delaware prior to the date hereof, which copies include all amendments, modifications or supplements thereto and are in full force and effect.  Medimop USA is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Ohio with full limited liability company power and authority to conduct the Business as it is presently being conducted and to own, lease and operate its properties and assets.  Medimop USA is duly qualified to do business and is in good standing in each jurisdiction listed on Schedule 2.1, being all the jurisdictions in which the character of its properties owned or leased or the nature of its activities make such qualification necessary.  True and complete copies of the Governing Documents of Medimop USA have been made available for inspection by West on behalf of itself and West/Delaware prior to the date hereof, which copies include all amendments, modifications or supplements thereto and are in full force and effect.

2.2.                            Subsidiaries; No Interest in Other Entities.

(a)                                  Medimop Medical Projects (North) Ltd., an Israeli company (the “Subsidiary”), is the only subsidiary of the Company.  The Subsidiary is a company duly organized and validly existing under the laws of the State of Israel.  The Subsidiary has paid all taxes owed to the Israel Companies Registrar.  The Subsidiary is duly qualified to do business in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified. True and complete copies of the Governing Documents of the Subsidiary have been made available for inspection by West on behalf of itself and West/Delaware prior to the date hereof, which copies include all amendments, modifications or supplements thereto and are in full force and effect.  The Subsidiary does not have any subsidiaries.

(b)                                 The authorized, issued and outstanding share capital of the Subsidiary is listed on Schedule 2.2 hereto (the “Subsidiary Shares”).  Such issued and outstanding Subsidiary Shares have been validly issued and are fully paid and nonassessable and none of the Subsidiary Shares were issued in violation of any preemptive or similar rights.  No equity securities of the Subsidiary, other than the Subsidiary Shares, are issued and outstanding.  There are no existing contracts, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any shares or other securities of the Subsidiary, whether or not presently issued or outstanding, from the Subsidiary, at any time or upon the happening of any stated event.

(c)                                  The Company is the lawful owner of record and beneficially of all of the issued and outstanding Subsidiary Shares, free and clear of liens, pledges, security interests and other encumbrances of every kind, including without limitation any contracts, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any shares or other securities of the Subsidiary, whether or not presently issued or outstanding.

2.3.                            Authorization.  The Company and Medimop USA have all requisite corporate or limited liability company power and authority, as the case may be, and each has taken all corporate or limited liability company action, as the case may be, necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its respective obligations hereunder.  This Agreement has been duly executed and delivered by the Company and Medimop USA, and constitutes a legal, valid and binding obligation of the Company and Medimop USA in accordance with its terms.

2.4.                            Ownership.

(a)                                  As of the date hereof, the authorized share capital of the Company consists solely of NIS 28,000, divided into 20,772 ordinary shares, nominal value NIS 1.00 each, 4 “A” Shares, nominal value NIS 1.00 each, 6 “B” Shares, nominal value NIS 1.00 each, 6 “C” Shares, nominal value NIS 1.00 each, 6 “D” Shares, nominal value NIS 1.00 each, and 6 “E” Shares, nominal value NIS 1.00 each (the “Company Share Capital”).  Schedule 2.4(a) sets forth the name of each shareholder and the number and series of shares of Company Share Capital held of record by each shareholder.  Except as set forth on Schedule 2.4(a), there are no existing options, warrants, commitments or other rights of any character (including exercise of preemptive rights) relating to the acquisition of an issued or unissued ownership interest of the Company.  All ownership interests set forth on Schedule 2.4(a) are duly and validly authorized and issued, fully paid and non-assessable.  The Company has complied with all applicable laws in connection with the issuance of any ownership interest, and the Company has not issued any ownership interest in violation of any contract binding on the Company or its Articles of Association.

(b)                                 As of the date hereof, the authorized equity interests of Medimop USA consist solely of the membership interests set forth on Schedule 2.4(b) hereto (the “Medimop USA Interests”), which schedule also sets forth the name of each interest holder and the percentage of Medimop USA Interests held of record by each interest holder.  Except as set forth on Schedule 2.4(b), there are no existing options, warrants, commitments or other rights of any character (including exercise of preemptive rights) relating to the acquisition of an issued or unissued ownership interest of Medimop USA.  All ownership interests set forth on Schedule 2.4(b) are duly and validly authorized and issued, fully paid and non-assessable.  Medimop USA has complied with all applicable laws in connection with the issuance of any ownership interest, and Medimop USA has not issued any ownership interest in violation of any contract binding on Medimop USA.

(c)                                  At the Initial Closing Date, Zinger will be the lawful owner of record and beneficially of all of (i) the issued and outstanding Shares of the Company and (ii) the Medimop USA Interests, free and clear of liens, pledges, security interests and other encumbrances of every kind, including without limitation any contracts, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any shares or other securities of the Company or Medimop USA, whether or not presently issued or outstanding, other than the Call Option and Put Option.

(d)                                 Zinger has described the terms and conditions of this Agreement, and the transactions contemplated hereby, to each shareholder and interest holder listed on Schedule 2.4(a) and Schedule 2.4(b), respectively.

2.5.                            No Conflict or Violation.

(a)                                  Except as set forth on Schedule 2.5(b), The execution, delivery and performance of this Agreement and the ancillary documents attached hereto by the Company and Medimop USA will not contravene or violate (a) any material law, rule or regulation to which the Company, the Subsidiary or Medimop USA is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority which is applicable to the Company, the Subsidiary or Medimop USA, or (c) the Governing Documents of the Company, the Subsidiary or Medimop USA or any ownership interests issued by the Company, the Subsidiary or Medimop USA; nor will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, to which the Company, the Subsidiary or Medimop USA is a party, by which the Company, the Subsidiary or Medimop USA may have rights or by which any of the assets or properties of the Company or Medimop USA may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company, the Subsidiary or Medimop thereunder.

(b)                                 Except as set forth on Schedule 2.5(b), no authorization, approval or consent, and no registration or filing with, any governmental, regulatory or administrative official, body or authority is required in connection with the execution, delivery and performance of this Agreement by the Company or Medimop USA or the transactions contemplated hereby by the Company or Medimop USA.

2.6.                            Absence of Certain Changes or Events.  Except as contemplated by this Agreement or as set forth in Schedule 2.6, since the Balance Sheet Date, the Business has been conducted in the ordinary course consistent with past practices and neither the Company, the Subsidiary nor Medimop USA has:

(a)                                  declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its ownership interests or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its ownership interests or made payments to any shareholder of the Company or interest holder of Medimop USA or any of their Affiliates or family members;

(b)                                 incurred any liabilities, other than liabilities incurred in the ordinary course of its business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of its business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties which have a net book value in excess of US$50,000 individually and US$250,000 in the aggregate;

(c)                                  sold, assigned or transferred any of its assets or properties except in the ordinary course of its business consistent with past practice;

(d)                                 sold, assigned, transferred, failed to maintain, or otherwise abandoned or permitted to lapse rights under any item of Intellectual Property;

(e)                                  created, incurred, assumed or guaranteed any indebtedness for money borrowed or mortgaged, pledged or subjected to any lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever any of its assets or properties;

(f)                                    made or suffered any amendment or termination of any material agreement, contract, license, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any receivables, debts or claims held by it, other than in the ordinary course of its business consistent with past practice, or waived any rights of substantial value, whether or not in the ordinary course of its business;

(g)                                 suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially affecting its business, operations, assets, properties, prospects or condition (financial or otherwise) or (ii) of any item carried on its books of account at more than US$50,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of inventory shipments, supplies or utility services required to conduct its business and operations;

(h)                                 suffered any Material Adverse Effect;

(i)                                     received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might reasonably be expected to have a Material Adverse Effect;

(j)                                     made any capital expenditures or capital additions or betterments, except such as may be involved in the ordinary repair, maintenance and replacement of its assets, in excess of US$50,000 individually and US$250,000 in the aggregate;

(k)                                  increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses or relating to salary increases of employees consistent with past practices) or loan to, any of its directors or officers, or made any increase in, or any addition to, other benefits to which any of its directors, officers, employees or shareholders may be entitled;

(l)                                     adopted or amended any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, share option, share purchase or other employee benefits plan, or any other or formal or informal arrangement or program that provides benefits to directors, officers, employees, agents, or independent contractors, except for bonuses awarded or paid in the ordinary course of business consistent with past practice;

(m)                               made any payment to any shareholder or interest holder with respect to any indebtedness owed by the Company or Medimop USA to any shareholder or interest holder;

(n)                                 entered into any transaction other than in the ordinary course of its business consistent with past practice;

(o)                                 amended its Governing Documents, or the Governing Documents of the Subsidiary;

(p)                                 made any change in any accounting method or accounting practice (including Tax accounting) used by the Company, the Subsidiary or Medimop USA or in keeping its books;

(q)                                 made any election or revocation of any Tax election, or any settlement or compromise of any Tax liability; or

(r)                                    agreed to do any of the foregoing.

2.7.                            Title to Assets.

(a)                                  The Company, the Subsidiary and Medimop USA have good and marketable title to, or a valid leasehold interest in, their respective assets, free and clear of any liens, encumbrances or any third party rights.  The Company’s, the Subsidiary’s and Medimop USA’s assets include all assets necessary to conduct the Business as conducted since the Balance Sheet Date, (including, but not limited to, assets required in connection with tooling).  The Company’s, the Subsidiary’s and Medimop USA’s assets are in good operating condition and repair (except for ordinary wear and tear and routine maintenance in the ordinary course of business), are adequate for the purposes for which they are presently used in the conduct of the Business and are usable in a manner consistent with their current use, and comply in all material respects with applicable laws.

(b)                                 Except as set forth on Schedule 2.7(b), each of the Company, the Subsidiary and Medimop USA possesses good and valid title to all personal property owned by it. All such personal property, including without limitation, all machinery, equipment, furniture, furnishings and vehicles, of the Company, the Subsidiary or Medimop USA that are used, held for use or intended to be used in the operation or conduct of the Business, is owned free and clear of any lien, conditional sale agreement, security title, or other charge except as set forth on Schedule 2.7(b) or in the Medimop Financial Statements.  All material items of leasehold improvements, furnishings, machinery, equipment and other personal property of any kind or nature of the Company, the Subsidiary and Medimop USA have been reasonably well maintained, are in suitable condition for their use (ordinary wear and tear excepted), and comply in all material respects with all applicable laws, ordinances and regulations.

2.8.                            Real Property.

(a)                                  For purposes of this Agreement, “Real Property” means all interests in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access and rights of way, and all buildings and other improvements thereon, owned or used by the Company, the Subsidiary and Medimop USA together with any additions thereto or replacements thereof.

(b)                                 Schedule 2.8(b) contains a complete and accurate description of all Real Property (including, without limitation, street address, owner and the Company’s, or, if applicable, the Subsidiary’s or Medimop USA’s, use thereof) and indicates the nature of the ownership therein.  The Real Property listed on Schedule 2.8(b) includes, but is not limited to, all interests in real property necessary to conduct the business and operations of the Company, the Subsidiary and Medimop USA as the business and operations are being conducted as of the date hereof.

(c)                                  Each of the Company, the Subsidiary and Medimop USA has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(d)                                 All leases, licenses, permits and authorizations in any manner related to the Real Property and all other instruments, documents and agreements pursuant to which the Company, the Subsidiary or Medimop USA has obtained the right to use any Real Property are in good standing, valid and effective in accordance with their respective terms, and none of the Company, the Subsidiary or Medimop USA is in default under any of such leases, licenses, permits, authorizations, instruments, documents or agreements.

(e)                                  Schedule 2.8(e) sets forth a true and complete list of all leases related to the Real Property to which the Company, the Subsidiary or Medimop USA is a party.  Except as set forth on Schedule 2.8(e), none of the leases in any manner related to the Real Property requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

2.9.                            Contracts and Commitments.

(a)                                  Except as listed and described on Schedule 2.9(a), none of the Company, the Subsidiary or Medimop USA is a party to any written or oral:

(1)                                  (i)  agreement, contract or commitment with any shareholder, interest holder or former holder of any ownership interests, director, officer, member, manager, employee or consultant or for the employment of any person, including, without limitation, any consultant which is not terminable “at will” and provides for annual compensation of more than US$50,000, or (ii) any other type of agreement, contract or commitment with any of its shareholders or former holder of any ownership interests, directors, officers, employees or consultants, which requires payment by the Company, the Subsidiary or Medimop USA in excess of US$50,000 in the aggregate on an annual basis;

(2)                                  agreement, contract, commitment or arrangement with any labor union or other representative of employees;

(3)                                  agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case more than US$50,000;

(4)                                  agreement, contract, commitment, bid or proposal to sell or supply products or to perform services, involving in any one case more than US$50,000;

(5)                                  representative, sales agency, dealer or distributor agreement, contract or commitment, involving in any one case more than US$50,000 or US$100,000 in the aggregate in a twelve (12) month period;

(6)                                  lease under which the Company, the Subsidiary or Medimop USA is either lessor or lessee or any other agreement, contract or commitment that otherwise affects the ownership of, leasing of, title to or other interests in, any tangible personal property or real property involving individual annual payments in excess of US$50,000;

(7)                                  note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money (including, without limitation, loans to or from officers, directors, members or any member of their immediate families), agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

(8)                                  agreement, contract or commitment for any capital expenditure, involving in any one case more than US$50,000 or US$250,000 in the aggregate;

(9)                                  agreement, contract, commitment, license or other arrangement involving the use by the Company or Medimop USA of Intellectual Property, or by which the Company or Medimop USA permits any third party to use Intellectual Property, other than licenses of off-the-shelf computer software programs commercially available on nondiscriminatory pricing terms;

(10)                            agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person in any area or territory, nor, to the Knoweldge of Zinger, is any officer or employee of the Company, the Subsidiary or Medimop USA subject to any such agreement, contract or commitment;

(11)                            joint venture, partnership or limited liability company agreement involving a share of profits, losses, costs or liabilities, other than the operating agreement of Medimop USA;

(12)                            contract or other agreement (other than this Agreement and the exhibits hereto), the benefits of which will be increased, or the vesting of the benefits to any party of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits to any party of which will be calculated on the basis of any of the transaction contemplated by this Agreement;

(13)                            agreement, contract or commitment involving aggregate expenditures or imposing any liability or obligation of the Company, the Subsidiary or Medimop USA that involves annual expenditures in excess of $100,000 and is not cancelable without penalty within ninety (90) days;

(14)                            any contract or other agreement with any Government Authority; or

(15)                            any contract or other agreement material to the Business.

(b)                                 (i) Each of the agreements, contracts, commitments, bids, proposals, leases and other instruments, documents and undertakings listed on Schedule 2.9(a) is valid and enforceable in accordance with its terms, and the parties thereto are in compliance with the provisions thereof, and (ii) none of the Company, the Subsidiary or Medimop USA, nor, to the Knowledge of Zinger, the Company and Medimop USA, any other party, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein.  Except as set forth on Schedule 2.9(b) or Schedule 2.5(b), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (i) require any consent or approval of any party to any agreement, contract, commitment, bid, proposal, lease or other instrument, document or undertaking listed on Schedule 2.9(a), or (ii) result in a default, termination, breach, price redetermination, renegotiation or acceleration of any thereof.

2.10.                     Permits.  Schedule 2.10 sets forth a list of all licenses, franchises, permits and other governmental authorizations that are material to the operations of the Company, the

Subsidiary and Medimop USA as currently being conducted, including, without limitation, permits, titles (including, without limitation, motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary to the continued operation of the Company’s, the Subsidiary’s and Medimop USA’s businesses as they are currently being conducted (the “Permits”).  The Company, the Subsidiary and Medimop USA own or hold all Permits.  The Permits are valid, and none of the Company, the Subsidiary or Medimop USA has received any notice that any Government Authority intends to modify, cancel, terminate or fail to renew any Permit.  Except as set forth on Schedule 2.10, no present or former officer, manager, member or employee of the Company or Medimop USA, or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits.  The Company, the Subsidiary and Medimop USA have conducted and are conducting their businesses in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing, except where such non-compliance or violation would not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 2.10, the transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company, the Subsidiary and Medimop USA by, any Permit.

2.11.                     Financial Statements.  Attached as Schedule 2.11 are true and complete copies of the Company’s and the Subsidiary’s audited balance sheets and income statements as of December 31, 2002, 2003 and 2004 and Medimop USA’s tax returns as of December 31, 2004(collectively, the “Financials” or , the “Medimop Financial Statements”).  The Medimop Financial Statements, with the exception of the 2004 tax returns of Medimop USA (i) have been prepared in accordance with Israeli generally accepted accounting principles and (ii) are derived from and are in accordance with the books and records of the Company.  Each balance sheet included in the Medimop Financial Statements presents fairly the financial condition of the Company and Medimop USA, as applicable, as of the date indicated thereon, and each of the income statements and statements of cash flows included in the Medimop Financial Statements presents fairly the results of its operations for the periods indicated thereon, in each case in accordance with Israeli or US generally accepted accounting principles applied on a basis consistent with prior periods.  None of the Company, the Subsidiary or Medimop USA has or has guaranteed any indebtedness.

2.12.                     Compliance with Law.  Each of the Company, the Subsidiary and Medimop USA is in material compliance with all laws, rules or regulations to which it or its business, operations, assets or properties is subject.

2.13.                     Litigation.  Except as set forth in Schedule 2.13, there is no litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental, regulatory or administrative official, body or authority pending or, to the Knowledge of Zinger, the Company or Medimop USA, threatened against or affecting the Company, the Subsidiary, Medimop USA, any of their assets, properties or business, any of their directors, officers, members or employees with respect to their activities as such directors, officers, members or employees, or the transactions contemplated by this Agreement.  None of the Company, the Subsidiary or Medimop USA is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority.

2.14.                     Labor Matters.

(a)                                  Except as set forth in Schedule 2.14(a), none of the Company, the Subsidiary or Medimop USA is a party to, or otherwise bound by, any collective bargaining contract, collective labor agreement or other collective contract or arrangement with a labor union, trade union or other organization or body involving any of its employees that requires it to provide benefits or working conditions in excess of the minimum benefits and working conditions required by law to be provided pursuant to rules and regulations of the Histadrut (General Federation of Labor), the Coordinating Bureau of Economic Organization and the Industrialists’ Association, other than those that apply to the industry in which the Company or the Subsidiary conduct their business.  Except as set forth in Schedule 2.14(a), each of the Company, the Subsidiary and Medimop USA has not recognized or received a demand for recognition from any collective bargaining representative with respect to any of its employees.  Except as set forth in Schedule 2.14(a), each of the Company, the Subsidiary and Medimop USA does not have and is not subject to, and no employee of the Company, the Subsidiary or Medimop USA benefits from, any extension order (tzavei harchava) or any contract or arrangement with respect to employment or termination thereof, other than those that apply to the industry in which the Company or the Subsidiary conduct their business.  Except as set forth in Schedule 2.14(a) or other Schedules hereto, all of the employees of the Company, the Subsidiary and Medimop USA are “at will” employees subject to the termination notice provisions included in employment agreements or applicable law.  Except as set forth in Schedule 2.14(a), there is no material claim or complaint that is pending or, to the Knowledge of Zinger, the Company or Medimop USA, has been threatened against the Company, the Subsidiary or Medimop USA by any person who is or has been an employee or director of the Company, the Subsidiary or Medimop USA.  Without limiting the generality of the foregoing, there are no unfair labor practice claims or charges that are pending, or that, to the Knowledge of Zinger, the Company or Medimop USA, have been threatened against the Company, the Subsidiary or Medimop USA.  Since December 31, 2002, (i) there has been no labor strike, slowdown or stoppage pending (or, to the Knowledge of Zinger, the Company or Medimop USA, threatened) against or affecting the Company, the Subsidiary or Medimop USA, (ii) there has been no organized dispute between the Company, the Subsidiary or Medimop USA and any group of its employees, (iii) no event has occurred and, to the Knowledge of Zinger, the Company, the Subsidiary or Medimop USA, no circumstance or condition exists that could reasonably be expected to give rise to any such labor strike, slowdown, stoppage or dispute, and (iv) to the Knowledge of Zinger, the Company,  the Subsidiary and Medimop USA, there has been no effort on the part of any labor union to organize any employees of the Company, the Subsidiary or Medimop USA.  Each of the Company, the Subsidiary and Medimop USA has good labor relations, and neither the Company nor Medimop USA has any knowledge of any facts indicating that (i) the consummation of the transactions contemplated by this Agreement could reasonably be expected to have a Material

Adverse Effect on any of the Company’s, the Subsidiary’s or Medimop USA’s labor relations, or (ii) that any of the employees of the Company, the Subsidiary or Medimop intends to terminate his or her employment with the Company, the Subsidiary or Medimop USA.

(b)                                 Schedule 2.14(b) contains a complete list of each employment agreement between the Company, the Subsidiary or Medimop USA and any of their respective employees or directors, and a description of the compensation and material benefits of each employee.

(c)                                  Schedule 2.14(c), there is no contract between the Company, the Subsidiary or Medimop USA and any of their respective employees or directors, or other set of circumstances known to the Company or Medimop USA, that would give rise to a material claim for damages or compensation (excluding statutory severance pay) if any employee or director is terminated by such company with or without notice.  Each of the Company, the Subsidiary and Medimop USA has materially complied with all applicable employment laws (including, where applicable and without limitation, the Minimum Wage Law (1987) and the Working and Rest Hours Law (1951)), policies, procedures and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under the laws of the United States, the State of Israel and local laws respecting such withholding.  Each of the Company, the Subsidiary and Medimop USA has paid in full to all of its employees wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof and has reserved, paid and deducted additional amounts in order to satisfy its additional obligations to its employees under any applicable law or any contract.

(d)                                 All amounts that each of the Company, the Subsidiary or Medimop USA is legally or contractually required to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar fund have been so deducted or transferred.

2.15.                     No Brokers.  None of the Company, the Subsidiary or Medimop USA or any of their respective officers, directors, managers, members, employees, shareholders, interest holders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of West, West/Delaware or any of their Affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

2.16.                     Intellectual Property.

(a)                                  The Company, the Subsidiary and Medimop USA own or possess adequate and enforceable licenses or other rights to use (including, without limitation, foreign rights), copyrights, whether or not registered; patents and patent applications; trade names, registered and unregistered trademarks, service marks, trade dress, domain name registrations and other source indicators; computer software, including databases; trade secrets, inventions (whether or not patentable and whether or not reduced to practice) know-how, methodologies, and other proprietary rights now used or employed in the business of the Company, the Subsidiary and Medimop USA  (the “Intellectual Property”) and such licenses or other rights will not cease to be valid rights of the Company, the Subsidiary and Medimop USA by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.  Except as set forth in Schedule 2.16, none of the Company, the Subsidiary or Medimop USA has any obligation to compensate any person for the use of any Intellectual Property.

(b)                                 The Company, the Subsidiary and Medimop USA own or possess adequate and enforceable licenses or other rights to use (including, without limitation, foreign rights), all Intellectual Property, and such rights will not cease to be valid rights of the Company, the Subsidiary or Medimop USA by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than with respect to “off the shelf” software.  None of the Company, the Subsidiary or Medimop USA has any obligation to compensate any person for the use of any Intellectual Property, other than with respect to “off the shelf” software.

(c)                                  To the knowledge of Zinger, the Company, the Subsidiary and Medimop USA,  the use of the Intellectual Property by the Company, the Subsidiary and Medimop USA does not and will not conflict with, infringe upon or otherwise violate the intellectual property rights of any third party, and no action has been instituted against or notices received by the Company, the Subsidiary or Medimop that are currently unresolved alleging that the use of the Intellectual Property infringes upon or otherwise violates any rights of a third party.  None of the Company, the Subsidiary or Medimop USA has any pending claims that a third party has violated or infringed any of the Intellectual Property owned by the Company, the Subsidiary or Medimop USA.  To the Knowledge of Zinger, the Company, the Subsidiary and Medimop USA, no trade secrets included in the Intellectual Property have been or are being misappropriated, misused or divulged by any third party.

(d)                                 Schedule 2.16(d) contains a complete and accurate list of all patents and patent applications, trademarks, service marks, trade names, material copyrights (including computer software programs), and registrations and applications for registration of copyrights, trademarks, domain names owned by the Company, the Subsidiary and Medimop USA, specifying as to each such item, as applicable: (i) the owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item, and (iv) the date of application and issuance or registration of the item.  No opposition, extension of time to oppose, interference, rejection, refusal to register, cancellation, partial cancellation, invalidation or similar proceeding is pending against Zinger, the Company, the Subsidiary or Medimop USA or has been received by Zinger, the Company, the Subsidiary or Medimop USA in connection with any such patent, registration or application.

(e)                                  No Intellectual Property owned by the Company, the Subsidiary or Medimop USA was developed, in whole or in part (i) pursuant to or in connection with the participation by the Company, the Subsidiary, or Medimop USA, or any officer, director, employee, agent, consultant or contractor of the Company, the Subsidiary or Medimop USA, in the development of any professional, technical or industry standard, (ii) under contract with or to any Government Authority, or (iii) using any software, software development toolkits, databases, libraries, scripts, or other, similar modules or components of Software that are subject to “open source” or similar license terms, including by way of example and not limitation, the GNU General Public License or GNU Limited General Public License

(f)                                    The information technology systems owned, licensed, leased, operated on behalf of, or otherwise held for use in the Business by the Company, the Subsidiary and/or Medimop USA, including all computer hardware, software, firmware and telecommunications systems used in the Business, which are material to the operation of the Business as presently conducted, perform reliably, in material conformance with the appropriate specifications or documentation for such systems, and are adequate for the purposes for which they are used in the Business.

2.17.                     Employee Benefit Plans.

(a)                                  None of the Company, the Subsidiary and Medimop USA has any material liability with respect to any U.S. Benefit Plan and has no commitment or obligation to establish any such benefit plan or arrangement.  For purposes of this Agreement, the term (i) “U.S. Benefit Plan” means (A) any pension, 401(k), profit-sharing, health or welfare plan, and any other employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is maintained or sponsored by the Company, the Subsidiary or Medimop USA or by which the Company, its Subsidiary or Medimop USA contributes or for which the Company, the Subsidiary or Medimop USA otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, which in each case is maintained in the jurisdiction of the United States, and (B) any other material benefit arrangement, obligation, or practice to provide benefits, other than salary, as compensation for services rendered, to one or more present or former directors, officers, employees, agents, or independent contractors of the Company, Medimop USA or an ERISA Affiliate, who in each instance render services primarily in the United States, that is maintained or sponsored by the Company, the Subsidiary or Medimop USA or to which the Company, the Subsidiary or Medimop USA contributes or for which the Company, the Subsidiary or Medimop USA otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, including, without limitation, employment agreements, severance policies or agreements, executive compensation arrangements, incentive arrangements, sick leave, vacation pay, salary continuation, consulting or other compensation arrangements, workers’ compensation, bonus plans, share option, share grant or share purchase plans, medical insurance, life insurance, tuition reimbursement programs or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of ownership or control; and (ii) “ERISA Affiliate” means any person that, together with the Company is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.  For purposes of this Section 2.17, the term the “Company” includes any ERISA Affiliate.

(b)                                 The only material pension, welfare, bonus, share purchase, share ownership, share option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, or other material employee fringe benefit plan presently maintained by, or contributed to by the Company, or any ERISA Affiliate for the benefit of any employee of the Company or any ERISA Affiliate, including any such plan required to be maintained or contributed to by the law of the relevant jurisdiction, which would be described in (a) above, but for the fact that such plans are maintained outside the jurisdiction of the United States (the “Foreign Plans”) are listed on Schedule 2.17(b), and a true and complete copy of each written Foreign Plan and of any description of each Foreign Plan that is not written has been made available to West.

(c)                                  The Company, the Subsidiary and each ERISA Affiliate and each of the Foreign Plans are in compliance in all material respects with the provisions of the laws of each jurisdiction in which any of the Foreign Plans are maintained, to the extent such laws are applicable to the Foreign Plans.

(d)                                 Except as may be set forth in Schedule 2.17(d), all contributions to, and payments from, the Foreign Plans which may have been required to be made by the Company or the Subsidiary in accordance with the terms of any such plan, and, when applicable, the law of the jurisdiction in which such plan is maintained, have been timely made.  All such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Initial Closing Date that are not yet, but to the best knowledge of the officers of the Company and the Subsidiary will be, required to be made by the Company or the Subsidiary are properly accrued and reflected on the financial statements of the employer maintaining such plan.

(e)                                  Except as set forth in Schedule 2.17(e), all material reports, returns and similar documents with respect to any Foreign Plan required to be filed with any government agency or distributed to any Foreign Plan participant have been duly and timely filed or distributed.

(f)                                    Except as set forth in Schedule 2.17(f), each of the Foreign Plans has obtained from the government or governments having jurisdiction with respect to such plan any required determinations that such plans are in compliance with the laws and regulations of any government.

(g)                                 Each of the Foreign Plans has been administered at all times, in all material respects, in accordance with its terms.  Except as set forth in Schedule 2.17(g), there are no pending investigations by any governmental agency involving the Foreign Plans, the Company or the Subsidiary, no claims pending or threatened in writing (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against the Company or the Subsidiary or any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan which could give rise to any material liability, nor, to the knowledge of Zinger, are there any facts that could give rise to any material liability in the event of such investigation, claim, suit or proceeding.

(h)                                 Except as set forth in Schedule 2.17(h) the assets of each of the Foreign Plans (which is an employee pension benefit plan as defined in Section 3(2) of ERISA or otherwise provides retirement benefits or medical or life insurance benefits following retirement) are at least equal to the liabilities of such plans.

2.18.                     Transactions with Affiliates.  Except as set forth in Schedule 2.18, no director, officer, shareholder, interest holder, previous holder of an ownership interest in the Company or Medimop USA or employee of the Company, the Subsidiary or Medimop USA owns or during the past three years has owned, directly or indirectly, or has, or within the past three years has had, an interest, either of record, beneficially or equitably, in any business, corporate or otherwise, which (a) has or had, or which is or was a party to, or in any asset or property which is or was the subject of, any material contract, agreement, business arrangement, relationship or course of dealing with the Company, the Subsidiary or Medimop USA , or (b) conducts the same business as, or a similar business to, that conducted by Company, the Subsidiary or Medimop USA.

2.19.                     Tax Matters.

(a)                                  For purposes of this Agreement, “Tax” or “Taxes” (and with correlative meaning, “Taxable” and “Taxing”) means any U.S. federal, state, local, Israeli or other foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, withholding, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, share capital, net worth, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or similar levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing; “Tax Return” means any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

(b)                                 The Company, the Subsidiary and Medimop USA have timely filed all Tax Returns required to have been filed, and each such Tax Return correctly and completely reflects in all material respects liability for Taxes and all other information required to be reported thereon.  All Taxes shown on such Tax Returns and all other Taxes required to be paid (whether or not reflected on such Tax Returns) have been timely paid.

(c)                                  Except as set forth on Schedule 2.19(c), there is no action, audit, dispute or claim pending or, to the Knowledge of Zinger, the Company or Medimop USA threatened with respect to the Company, the Subsidiary or Medimop USA in respect of any Taxes.  There are no liens on any of the assets of the Company or any Subsidiary with respect to Taxes except for liens with respect to Taxes not yet due and payable or being contested in good faith.

(d)                                 The Company, the Subsidiary and Medimop USA have withheld and timely paid all Taxes required to have been withheld and paid.

(e)                                  None of the Company, the Subsidiary or Medimop USA has waived any statute of limitations in respect of Taxes or has agreed to any extension of time with respect to a Tax assessment or deficiency.

(f)                                    None of the Company, the Subsidiary or Medimop USA has been a member of any consolidated, combined or unitary group of corporations for which it may be liable for the Taxes of any other person by virtue of Treasury Regulation §1.1502-6 or analogous provision of state, local or foreign laws.

(g)                                 The unpaid Taxes of the Company, the Subsidiary and Medimop USA did not, as of the Balance Sheet Date, exceed the reserve for Taxes (excluding any reserve for deferred taxes attributable to book/tax timing differences) set forth on the face of the Interim Balance Sheets

(h)                                 None of the Company, the Subsidiary or Medimop USA is a party to or bound by any Tax allocation, indemnity or sharing agreement.

(i)                                     None of the Company, the Subsidiary or Medimop USA has entered into any “reportable transaction” within the meaning of Treasury Regulation §1.6011-4.

(j)                                     None of the Company, the Subsidiary or Medimop USA is the subject of any closing agreement or private letter ruling with respect to Taxes that would have continuing effect following the Initial Closing.

(k)                                  None of the Purchased Securities is a “United States real property interest” within the meaning of Code section 897.

(l)                                     No jurisdiction where the Company, the Subsidiary or Medimop USA does not file Tax Returns has made a claim against the Company, the Subsidiary or Medimop USA, that such entity is required to file a Tax Return.

(m)                               Zinger has made available to West complete and true copies of the Tax Returns of the Company filed for taxable periods ended on or after December 31, 2001 and copies of all audit reports issued by a Tax authority with respect to the Company, the Subsidiary or Medimop USA within the past five (5) years.

(n)                                 Schedule 2.19(n) lists each tax incentive granted to the Company and the Subsidiary under the laws of the State of Israel, the period for which such tax incentive applies, and the nature of such tax incentive, including but not limited to certain investment programs of the Company which are qualified by the Investment Center as an “Approved Enterprise” (an “Approved Enterprise”) within the definition of the Law for the Encouragement of Capital Investments (1959), as amended.  To the Knowledge of Zinger and the Company, the Company and the Subsidiary have complied in all material respects with all requirements of Israeli law and the terms the Approved Enterprise approvals to be entitled to claim and to continue to claim all such incentives.  Subject to the receipt of the approvals set forth in Section 7.8, the consummation of the transactions contemplated by this Agreement will not adversely affect the remaining duration of the incentive or require any refund of any previously claimed incentive, and no consent or approval of any Government Authority is required, other than as contemplated by Section 7.8, prior to the consummation of any such transactions in order to preserve the entitlement of the Company or the Subsidiary to any such incentive.

2.20.                     Insurance.  The assets, properties and businesses of the Company, the Subsidiary and Medimop USA are insured under various policies of general liability, products liability and other forms of insurance, as set forth on Schedule 2.20.  Schedule 2.20 contains a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance maintained by or on behalf of the Company, the Subsidiary or Medimop USA and/or the Real Property leased by the Company, the Subsidiary or Medimop USA.  All such policies are in full force and effect and are of the amount and type comparable to companies of similar size in the industry.  None of the Company, the Subsidiary or Medimop USA has failed to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy, and all existing notices and claims are listed on Schedule 2.20.  No notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy has been received by the Company, the Subsidiary or Medimop USA.  There are no outstanding unpaid premiums or claims; nor are any such policies subject to any retroactive premiums.  To the Knowledge of Zinger, the Company or Medimop USA, there is no state of facts or the occurrence of any event which reasonably might form the basis of any material claim against the Company, the Subsidiary or Medimop USA, or which might materially increase the insurance premiums payable, under any such policy.

2.21.                     Restrictions.  Except as set forth on Schedule 2.21,  none of the Company, the Subsidiary or Medimop USA is a party or subject to any material agreement with a third party that imposes non-competition restrictions or other covenants that restrict in any way the Company’s, the Subsidiary’s or Medimop USA’s ability to make use of or sell their products, or otherwise conduct the Business, in any territory, market or field.

2.22.                     Environmental Matters.  (i) There are no past, pending, or, to the Knowledge of Zinger, the Company and Medimop USA, threatened Environmental Claims (as hereinafter defined) against the Company, or Medimop USA, and neither Zinger nor the Company or Medimop USA has knowledge of any facts, circumstances or events that could give rise to any such Environmental Claims; (ii) the Company, the Subsidiary and Medimop USA have all Environmental Permits required for their operations, all such Environmental Permits are in full force and effect, there are no proceedings pending, or to the Knowledge of Zinger, the Company and Medimop USA threatened, that seek revocation, cancellation, supervision or any adverse modification of such Environmental Permits, and all such Environmental Permits are listed on Schedule 2.22(ii); (iii) the Company, the Subsidiary and Medimop USA are and have been in material compliance with all Environmental Laws and all Environmental Permits (each as hereinafter defined); and (iv) there has been no Release (as defined in the Comprehensive

Environmental Response, Compensation and Liability Act, as amended) of any Hazardous Materials at any Real Property, or any property which was otherwise owned, leased or used at any time by the Company, the Subsidiary, Medimop USA or any of their predecessors, in each case during the period of ownership, lease or occupation by the Company, the Subsidiary, Medimop USA or any of their predecessors, or, to the Knowledge of Zinger, the Company and Medimop USA, at any other time, and there has been no Release, or at any off-site location (including, without limitation, any location at which waste generated by the Company, the Subsidiary or Medimop USA was treated, stored or disposed), in each case which could give rise to a material Environmental Claim for which the Company, the Subsidiary or Medimop USA could be liable. There are no written environmental investigations, studies, audits, data. tests, reviews or other analyses in the possession, custody or control of the Company and Medimop USA related to the current or former operations of the Company, the Subsidiary, Medimop USA or any of their predecessor entities or related to any property which is the subject of this transaction or which was otherwise owned, leased or used at any time by the Company, the Subsidiary, Medimop USA or any of their predecessors.  As used in this Agreement:

(a)                                  “Environmental Claims” means any and all administrative or judicial actions, suits, orders, written claims, liens, written notices, investigations, requests for information, violations or proceedings related to any applicable Environmental Law or any Environmental Permit brought, issued or asserted by: (i) a governmental authority for compliance, damages, costs, fines, penalties, removal, response, remedial or other action pursuant to any applicable Environmental Law or common law; (ii) a third party seeking an injunction to, or contribution to or reimbursement of removal, response, remedial or other costs or damages for personal injury or property damage resulting from the Release of or exposure to a Hazardous Material at, to or from any facility, including, without limitation, employees seeking damages for exposure to Hazardous Materials; or (iii) a governmental authority or a third party alleging that the Company, the Subsidiary or Medimop USA may be potentially responsible with respect to any investigation, remediation or response action of any threatened or actual Release of any Hazardous Materials;

(b)                                 “Environmental Laws” means all foreign (including, but not limited to, Israeli), federal, state and local laws, statutes, ordinances, codes, rules and regulations related to protection of human health or the environment or the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials;

(c)                                  “Environmental Permit” means all permits, licenses, approvals, authorizations or consents required by any governmental authority under any applicable Environmental Law and includes, without limitation, any and all orders, consent orders or binding agreements issued or entered into by a governmental authority under any applicable Environmental Law; and

(d)                                 “Hazardous Material” means (i) any regulated, hazardous, toxic or dangerous waste, emission, substance or material (including gases, liquids and solids) defined as such in (or for the purposes of) any Environmental Law, including Environmental Laws relating to or imposing liability or standards or conduct concerning any regulated, hazardous, toxic or dangerous waste, emission, substance or material, (ii) petroleum, petroleum products, asbestos or asbestos containing materials, polychlorinated biphenyls, radon or lead or lead-based paints or materials and (iii) any other chemical, material or substance, exposure to or emission of which is prohibited, limited or regulated by any Government Authority pursuant to any Environmental Law or any health and safety or similar law, statute or regulation and which poses or could reasonably be expected to pose a hazard to the health and safety of any person or property including workers at or users of any properties of the Company, the Subsidiary and Medimop USA or any of its subsidiaries, or cause damage to the environment or natural resources.

2.23.                     Accounts Receivable.  All accounts receivable of the Company, the Subsidiary and Medimop USA reflected on the Interim Balance Sheet included in the Medimop Financial Statements, and all accounts receivable which have arisen since December 31, 2004, are valid and have arisen only from bona fide arm’s length transactions in the ordinary course of the business of the Company, the Subsidiary and Medimop USA.  All of such accounts receivable have been billed and are generally due within ninety (90) days after such billing and, to the Knowledge of Zinger, the Company and Medimop USA, are not subject to any counterclaims or offsets.  The accounts receivable, net of reserves computed consistently with past practices, set forth on the Interim Balance Sheet are presented fairly on such Interim Balance Sheet in accordance with Israeli generally accepted accounting principles.

2.24.                     Bank Accounts.  Schedule 2.24 sets forth a list of all bank and securities accounts and lockboxes maintained by the Company, the Subsidiary or Medimop USA, a list of persons authorized to sign on behalf of the Company, the Subsidiary or Medimop USA with respect to each such account and a list of persons with authorized access to each such lockbox.

2.25.                     Foreign Corrupt Practices Act.  The activities of each of the Company, the Subsidiary and Medimop USA and their respective officers, directors, members, managers and employees have complied in all material respects, with all applicable laws governing corrupt or illicit business practices, including, without limitation, laws dealing with improper or illegal payments, gifts or gratuities and/or the payment of money or anything of value directly or indirectly to any person (whether a government official or private individual) for the purpose of illegally or improperly inducing any person or government official, or political party or official thereof, or any candidate for any such position, in making any decision or improperly assisting any person in obtaining or retaining business or taking any other action favorable to such person, and/or dealing with business practices in relation to investments outside of the United States (including, if applicable and without limitation, the United States Foreign Corrupt Practices Act, as amended).

3.                                      Representations and Warranties of West and West/Delaware.  West and West/Delaware, jointly and severally, hereby represent and warrant that:

3.1.                            Organization of West and West/Delaware.  West is a corporation validly subsisting under the laws of the Commonwealth of Pennsylvania with full power and authority to own and lease its properties and assets and conduct its business as it is presently being conducted.  West/Delaware is a company validly subsisting under the laws of the State of

Delaware with full power and authority to own and lease its properties and assets and conduct its business as it is presently being conducted.  Each of West and West/Delaware is duly qualified to do business and is in good standing in each jurisdiction in which its right, title and interest in or to any of the assets held by it, or the conduct of its business, requires such qualification except where failure to be so qualified or in good standing, would not, individually or in the aggregate, have a Material Adverse Effect on the condition, liabilities, operations or results of operations of West and West/Delaware, as applicable.

3.2.                            Authorization.  Each of West and West/Delaware has all requisite power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the ancillary documents hereto, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  This Agreement has been duly executed and delivered by each of West and West/Delaware and is, and upon execution and delivery of the ancillary documents hereto will be, legal, valid and binding obligations of each of West and West/Delaware, enforceable against each of West and West/Delaware in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally or by equitable principles (whether considered in an action at law or in equity).

3.3.                            West Capital Stock.  The West Common Stock has been duly authorized and upon consummation of the transaction contemplated hereby, will be validly issued, fully paid and non-assessable.  The West Common Stock issuable to Zinger under this Agreement shall have the designations, powers, preferences, rights, qualifications, limitations and restrictions of the common stock of West as set forth in West’s Governing Documents.  The West Common Stock, when issued to Zinger, shall be free and clear of any liens, claims, encumbrances or third party rights of any kind and duly registered in the name of Zinger.

3.4.                            No Conflict or Violation.  Neither the execution, delivery or performance of this Agreement and the ancillary agreements attached hereto, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by West or West/Delaware with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Governing Documents of West or West/Delaware, (b) except as to matters which would not have a Material Adverse Effect on the condition, liabilities, operations or results of operations of West or West/Delaware, violate, conflict with, or result in or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of West’s or West/Delaware’s assets under any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which West or West/Delaware is a party,  or (c) violate any regulation or court order except as to violations which would not have a Material Adverse Effect on the condition, liabilities, operations or results of operations of West or West/Delaware.

3.5.                            Financial Capability.  West and West/Delaware (together with West) have sufficient funds or capital commitments in place to purchase the Initial Purchased Securities and will have such funds or capital commitments on each applicable Closing Date.

4.                                      Covenants.

4.1.                            Conduct of Business Pending Closing.  Until the Initial Closing Date, except as may be (x) approved by West/Delaware in writing, or (y) otherwise provided in this Agreement, the auxillary agreement hereto, or on Schedule 5.1, the Company, the Subsidiary and Medimop USA shall, and Zinger shall ensure that the Company, the Subsidiary and Medimop USA shall:

(a)                                  operate in the ordinary course of business, consistent with past practice;

(b)                                 not issue, repurchase or redeem or commit to issue, repurchase or redeem, any securities of the Company, the Subsidiary or Medimop USA, or any options or other rights to acquire any such securities or any securities convertible into or exchangeable for any such securities;

(c)                                  not declare or pay any dividend on, or make any other distribution with respect to Company Share Capital, any equity interests of the Subsidiary, or Medimop USA Interests;

(d)                                 not incur long or short-term debt for money borrowed except in the ordinary course of business, guarantee or agree to guarantee the obligations of others except in the ordinary course of business, indemnify or agree to indemnify others except in the ordinary course of business, or incur any other liabilities other than those incurred in the ordinary course of business consistent with past practice;

(e)                                  use reasonable efforts to maintain and preserve: (i) the Business intact through the Closing Date; (ii) the Company’s, the Subsidiary’s and Medimop USA’s properties and equipment consistent with past practice; (iii) the Company’s, the Subsidiary’s and Medimop USA’s present workforce, including officers and employees; and (iv) the Company, the Subsidiary’s and Medimop USA’s present relationships with suppliers, customers and others having business dealings with the Company, the Subsidiary or Medimop USA;

(f)                                    not propose or adopt any amendment to the Company’s, the Subsidiary’s or Medimop USA’s Governing Documents, except as provided in Section 6.14;

(g)                                 not merge the Company, the Subsidiary or Medimop USA with or into any other corporation or, except in the ordinary course of business consistent with past practices, sell, assign, transfer, pledge or encumber any part of the assets of the Company, the Subsidiary or Medimop USA;

(h)                                 except in the ordinary course of business and consistent with past practice, not enter into any contract that is material to the Company, the Subsidiary or Medimop USA or permit any amendment or termination (to the extent within the control of the Company, the Subsidiary or Medimop USA) of any such contract;

(i)                                     not amend, modify or terminate any Foreign Plan, other than as required by law, or adopt any new U.S. Benefit Plan or Foreign Plan;

(j)                                     maintain the Real Property in substantially the same condition as it exists on the date hereof;

(k)                                  not sell, assign, transfer, fail to maintain, or otherwise abandon or permit to lapse rights under any item of material Intellectual Property;

(l)                                     not grant any lien, security interest or pledge secured by all or any part of the Real Property;

(m)                               not acquire (by merger, consolidation or combination, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

(n)                                 not enter into or amend any employment, severance or similar agreement with any officers or directors;

(o)                                 make or revoke any Tax election, or settle or compromise any tax liability;

(p)                                 not change or increase the compensation payable or to become payable to any of its officers, employees or directors or in any bonus, pension, severance, retention, insurance or other benefit payment or arrangement (including awards, option grants or appreciation rights) made to or with any of such officers, employees or directors, other than customary salary increases to employees who are not executives of the Company, the Subsidiary or Medimop USA in the ordinary course of business consistent with past practices or to the extent that the Company, the Subsidiary or Medimop USA is contractually obligated to do so or required to do so by applicable law; and

(q)                                 not enter into any agreement to take, or cause to be taken, any of the actions set forth in this Section 4.1.

4.2.                            Access to Information.  From the date of this Agreement to the Initial Closing Date, the Company and Medimop USA shall, and the Company shall cause the Subsidiary to, make available to West and its officers, employees, counsel, accountants and other representatives (collectively, “West Representatives”) access to and the right to inspect, during normal business hours, all of the assets, Real Property (including for the purpose of conducting environmental assessments, including Phase I investigations), records, contracts and other documents relating to the Company, the Subsidiary and Medimop USA as the West Representatives may reasonably request.

4.3.                            Required Consents.  The parties hereto shall each use its reasonable efforts to obtain as soon as possible any and all other consents and governmental authorizations or approvals necessary or desirable to be obtained by the parties prior to consummation of the transactions contemplated by this Agreement, including without limitation the consents and approvals listed on Schedule 4.3 (the “Required Consents”).

4.4.                            Ownership.  Prior to the Initial Closing, Zinger shall acquire and be the lawful owner of record and beneficially of all of (i) the issued and outstanding Shares of the Company and (ii) the Medimop USA Interests, free and clear of liens, pledges, security interests and other encumbrances of every kind, including without limitation any contracts, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any shares or other securities of the Company or Medimop USA, whether or not presently issued or outstanding, other than the Call Option and Put Option.

5.                                      Other Agreements.

5.1.                            Exclusivity.  The Company and Medimop USA will not, and will cause the Subsidiary and the officers, directors, employees, investment bankers, consultants and other agents of the Company, the Subsidiary and Medimop USA not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making or submission of any proposal or offer from any person relating to the acquisition of all or substantially all of the share capital or assets of the Company, the Subsidiary or Medimop USA (including any acquisition structured as a merger, consolidation or share exchange).  The Company and Medimop USA will notify West immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing and will disclose to West the terms of any such proposal, offer, inquiry or contact and the identity of the party making such proposal, offer, inquiry or contact.

5.2.                            Publicity.  Neither West (or any of its Affiliates) nor the Company or Medimop USA (or any of their Affiliates) shall issue any press release or otherwise make any public statement (except for releases and public statements required or advisable under applicable laws or regulations) with respect to the transactions contemplated hereby without first consulting with and obtaining the approval of West, in the case of the Company or Medimop USA, or without first consulting with and obtaining the approval of the Company, in the case of West.

5.3.                            Tax Status.  West and West/Delaware each covenants that it will not, without Zinger’s prior written consent, which shall not be unreasonably withheld, take any action that would cause the Subsidiary to lose its “Approved Enterprise” status under Israeli tax law.

5.4.                            Non-Competition.  Section 8.1 of the Zinger Employment Agreement is hereby incorporated into this Agreement by reference.

5.5.                            Insurance.  West and West/Delaware shall maintain insurance in the type and amount comparable to the policies held by the Company, the Subsidiary and Medimop USA as of the date hereof for thirty-six (36) months following the date hereof.

6.                                      Conditions Precedent to Obligations of West and West/Delaware.  The obligations of West and West/Delaware to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Initial Closing of each of the following conditions:

6.1.                            Company and Medimop USA Representations and Warranties.  The representations and warranties of the Company, Medimop USA and Zinger set forth in Section 2 that are qualified by materiality shall be true and correct in all respects on the date of this Agreement and on and as of the Initial Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date subject to such qualification), and (ii) that are not qualified by materiality shall be true and correct in all material respects on the date of this Agreement and on and as of the Initial Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

6.2.                            Performance by the Company, Medimop USA and Zinger.  Each of the Company, Medimop USA and Zinger shall have performed and satisfied in all material respects all covenants, agreements and conditions which it is required by this Agreement to perform or satisfy prior to or on the Initial Closing Date.

6.3.                            Certificates.

(a)                                  West/Delaware shall have received a certificate from an officer of the Company and dated the Initial Closing Date certifying (i) to the effects set forth in Sections 6.1 and 6.2, (ii) the Company’s Governing Documents; (iii) resolutions duly adopted by the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that such resolutions have not been amended and remain in full force and effect; and (iv) as to the incumbency of each signatory of such Person to this Agreement.

(b)                                 West shall have received a certificate from an officer of Medimop USA and dated the Initial Closing Date certifying (i) to the effects set forth in Sections 6.1 and 6.2, (ii) Medimop USA’s Governing Documents; (iii) resolutions duly adopted by the members of Medimop USA approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that such resolutions have not been amended and remain in full force and effect; and (iv) as to the incumbency of each signatory of such Person to this Agreement.

(c)                                  West and West/Delaware shall have received a certificate from Zinger and dated the Initial Closing Date certifying to the effects set forth in Sections 6.1 and 6.2.

6.4.                            No Governmental or Other Order.  No court order or regulation shall have been enacted, promulgated, issued or entered against West, West/Delaware, the Company or Medimop USA that prohibits consummation of the transactions contemplated by this Agreement.

6.5.                            Escrow Agreement.  Zinger and the Escrow Agent shall have entered into the Escrow Agreement with West and West/Delaware substantially in the form attached hereto as Exhibit A, and West and West/Delaware will deposit with the Escrow Agent the Escrow Funds in cash by wire transfer of immediately available funds to the account designated by the Escrow Agent.

6.6.                            FIRPTA Certificate.  The Company and Medimop USA shall deliver to West and West/Delaware an affidavit, under penalties of perjury, stating that neither Company nor Medimop USA is not and has not been a United States real property holding corporation, dated as of the Initial Closing Date and in form and substance required under Treasury Regulation §1.897-2(h).

6.7.                            Employment Agreements.  West or West/Delaware, or an entity designated thereby, shall have entered into employment agreements with Zinger, Yaacov Weiser and Moshe Barkan, substantially in the form as set forth in Exhibit B, Exhibit C and Exhibit D, respectively, hereto.

6.8.                            Third Party Consents.  All third-party consents set forth on Schedule 6.8 shall have been obtained, including, but not limited to, any approval required by the Israeli Investment Center and the Controller of Restrictive Trade Practices, if required.

6.9.                            No Material Adverse Effect.  No Material Adverse Effect shall have occurred.

6.10.                     Ownership.  Zinger shall have purchased from the current shareholders and be the lawful owner of record and beneficially of all of (i) the issued and outstanding share capital of the Company and (ii) the Medimop USA Interests, free and clear of liens, pledges, security interests and other encumbrances of every kind, including without limitation any contracts, subscriptions, options, warrants, calls commitments or rights of any character to purchase or otherwise acquire any shares or other securities of the Company or Medimop USA, whether or not presently issued or outstanding.

6.11.                     Estimated Net Assets Statement.  The Company shall deliver an estimated combined statement of Net Assets of the Company, the Subsidiary and Medimop USA as of the Closing Date (the “Estimated Net Assets Statement”) prepared in accordance with generally accepted accounting principles in the United States.

6.12.                     Conversion.  All other series or classes of the Company Share Capital of the Company shall be converted to Ordinary Shares.

6.13.                     Certificates and Share Transfer Deeds.  Zinger shall deliver to West and West/Delaware the certificates and share transfer deed pursuant to Section 1.3(c) above.

6.14.                     New Articles.  The Articles of Association of the Company shall be replaced by Articles of Association agreed upon by the parties hereto.

6.15.                     Weiser Options.   The agreement between the Company and Yaacov Weiser, dated December 29, 2004, shall be terminated and there shall be no further obligations to Weiser thereunder.

7.                                      Conditions Precedent to Obligations of the Company.

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Initial Closing of each of the following conditions:

7.1.                            West and West/Delaware Representations and Warranties.  The representations and warranties of each of West and West/Delaware set forth in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Initial Closing Date.

7.2.                            Performance by West and West/Delaware.  Each of West and West/Delaware shall have performed and satisfied all covenants, agreements and conditions which they are required by this Agreement to perform or satisfy prior to or on the Initial Closing Date.

7.3.                            Certificates.  The Company shall have received certificates from officers of each of West and West/Delaware dated the Initial Closing Date certifying (i) to the effects set forth in Sections 7.1 and 7.2, (ii) the Governing Documents of West and West/Delaware, respectively; (iii) resolutions duly adopted by the Board of Directors of West and West/Delaware, respectively, approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that such resolutions have not been amended and remain in full force and effect; and (iv) as to the incumbency of each signatory of such Person to this Agreement.

7.4.                            No Governmental or Other Order.  No court order or regulation shall have been enacted, promulgated, issued or entered against West, West/Delaware, the Company or Medimop USA which prohibits consummation of the transactions contemplated by this Agreement.

7.5.                            Escrow Agreement.  Zinger and the Escrow Agent shall have entered into the Escrow Agreement with West and West/Delaware substantially in the form attached hereto as Exhibit A, and West/Delaware and West will deposit with the Escrow Agent the Escrow Funds in cash by wire transfer of immediately available funds to the account designated by the Escrow Agent.

7.6.                            Registration Rights Agreement.  West and Zinger shall enter into a Registration Rights Agreement, substantially in the form as set forth in Exhibit E hereto.

8.                                      Termination.

8.1.                            Events of Termination.  This Agreement may be terminated by written notice of termination only as follows:

(a)                                  by mutual consent of West and Zinger;

(b)                                 by either West or Zinger if the Initial Closing has not occurred on or before November 30, 2005, unless the reason that the Initial Closing has not occurred shall be the failure of the party seeking to terminate this Agreement to fulfill its obligations hereunder; or

(c)                                  by either West or Zinger prior to the Initial Closing if there has been a material misrepresentation or material breach on the part of the other party in the representations, warranties, covenants or agreements contained herein which is not cured within ten (10) Business Days after such other party has been notified of the intent to terminate this Agreement pursuant to this Section 8.1(c).

8.2.                            Effect of Termination.  In the event of the termination hereof as expressly permitted under Section 8.1, this Agreement shall forthwith become void and have no effect and there shall be no liability in respect of this Agreement on the part of any of the parties hereto or their respective officers, directors, or shareholders.  Notwithstanding the foregoing, (a) if such termination is due to the non-fulfillment of any covenant or of any agreement or breach of any representation or warranty herein by any party hereto, such party shall be fully liable to the other parties hereto for all costs and expenses (including without limitation reasonable attorneys’ fees and expenses) actually incurred in good faith by such other parties in connection with this Agreement and the transactions contemplated hereby and for all damages sustained or incurred by such other parties as a result thereof and (b) the terms of this Section 8.2, Section 9 and Section 11 shall survive termination of this Agreement, whether in accordance with Section 8.1 or otherwise.  In the event of termination hereunder without Initial Closing, (y) each party hereto shall return promptly to the other parties hereto all documents, work papers and other material of the other party furnished or made available to such parties or their representatives or agents, and all copies thereof, and agrees that no information received by any such party or such party’s representatives or agents shall be revealed by such party or such party’s representatives or agents to any third party or used for the advantage of such party or any other person and (z) all filings, applications and other submissions made pursuant to his Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made.

9.                                      Indemnification.

9.1.                            General Indemnification by Zinger.  From and after the Initial Closing, Zinger covenants and agrees to indemnify, defend, protect and hold West and West/Delaware and its officers, shareholders, agents, representatives, affiliates, directors and employees (the “West Indemnified Parties”) harmless from, against and in respect of all liabilities, losses, claims, damages (excluding punitive damages (other than punitive damages actually paid by the West Indemnified Parties to a third party)), demands, obligations, settlements, fines, deficiencies, actions, suits, proceedings and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Claims”) suffered, sustained, incurred or paid by the West Indemnified Parties that are in connection with, resulting from or arising out of:

(a)                                  any breach of any representation or warranty of the Company, Medimop USA or Zinger set forth in this Agreement or any certificate or other writing delivered by the Company, Medimop USA or Zinger in connection herewith;

(b)                                 any nonfulfillment of any covenant or agreement on the part of the Company, Medimop USA or Zinger set forth in this Agreement; and

(c)                                  products of the Company, the Subsidiary or Medimop USA sold or distributed prior to the Initial Closing Date;

provided, however, that in no event shall the West Indemnified Parties be entitled to indemnification with respect to clause (a)  unless and until the aggregate amount of such Claims exceed US$1,000,000 (“Zinger’s Indemnification Basket”) and in no event shall the aggregate amount to which the West Indemnified Parties are entitled to indemnification with respect to clause (a)  exceed US$20,000,000 (“Zinger’s Indemnification Cap”); provided, further, however, that (x) Zinger’s Indemnification Basket shall not apply to breaches of the representation and warranties set forth in Sections 2.15, 2.16 or 2.19 or to Claims pursuant to clause (c) and (y) Zinger’s Indemnification Cap for breaches of the representation and warranties set forth in Sections 2.15, 2.16 or 2.19 or to Claims pursuant to clause (c) shall be equal to Forty Million United States Dollars (US$40,000,000) and (z) the West Indemnified Parties shall not be entitled to indemnification with respect to the breach of any representation or warranty qualified by the Knowledge of Zinger, the Company or Medimop USA unless Zinger had Knowledge.

9.2.                            General Indemnification by West and West/Delaware.  West and West/Delaware covenant and agree to indemnify, defend, protect and hold harmless Zinger (the “Company Indemnified Party”) from, against and in respect of all Claims suffered, sustained, incurred or paid by the Company Indemnified Party in connection with, resulting from or arising out of, directly or indirectly:

(a)                                  any breach of any representation or warranty of West or West/Delaware set forth in this Agreement or any certificate or other writing delivered by West or West/Delaware in connection herewith; and

(b)                                 any nonfulfillment of any covenant or agreement on the part of West or West/Delaware set forth in this Agreement.

9.3.                            Survival.

(a)                                  Except as otherwise provided in Section 9.4, the representations and warranties given or made in this Agreement or in any certificate or other writing furnished in connection herewith shall survive the Initial Closing for a period of thirty-six (36) months after the Initial Closing Date and shall thereafter terminate and be of no further force or effect, except that (i) the representations made in Sections 2.16, 2.17, 2.19, and 2.22 shall survive until the sixtieth (60th) day following the expiration of the applicable statute of limitations, (ii) the representations and warranties made in Sections 2.1, 2.2, 2.3 and 2.4 shall survive the Initial Closing Date in perpetuity, (iii) the representations made in Section 2.1 shall survive until the termination of the Option Period with respect to the Remaining Securities only, and (iv) the foregoing time limitations shall not apply to any claims that have been the subject or a written notice prior to the expiration of the applicable time period.

(b)                                 Notwithstanding anything to the contrary herein, Section 9 shall not limit any rights or claims based on fraudulent or intentional misrepresentations.

9.4.                            Indemnification Procedures.  All claims or demands for indemnification under Section 9.1 and 9.2 shall be asserted and resolved as follows:

(a)                                  In the event that any claim or demand for which a party (the “Indemnifying Party”) would be liable to a West Indemnified Party or a Company Indemnified Party (the “Indemnified Party”) hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand (the “Claim Notice”), specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand).  Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby.  The Indemnifying Party shall thereafter notify the Indemnified Party (i) whether or not the Indemnifying Party disputes such party’s liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim or demand.  In the event that the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party does not dispute such party’s obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend (with counsel reasonably satisfactory to the Indemnified Party) by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion if (i) the claim involves (and continues to involve) solely monetary damages and the Indemnifying Party’s assumption of the defense or settlement of such claim will not have a material adverse effect on the Indemnified Party’s business, (ii) the Indemnifying Party expressly agrees in writing to the Indemnified Party that, as between the two, the Indemnifying Party is solely obligated to satisfy and discharge the claim, and (iii) the Indemnifying Party makes reasonably adequate provision to satisfy the Indemnified Party of the Indemnifying Party’s ability to satisfy and discharge the claim (the foregoing collectively, the “Litigation Conditions”); provided, however, that the Indemnifying Party shall forfeit the right to control the defense or settlement of any such claim if, at any time after assuming the defense or settlement thereof, the Indemnifying Party no longer satisfies the Litigation Conditions; and provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party.  If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense.  If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such claim in the Indemnified Party’s sole discretion and, if it is ultimately determined that the Indemnifying Party is responsible therefor under this Section 9, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any Claims of the Indemnified Party with respect thereto.

(b)  In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted by or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a notice with respect to such claim to the Indemnifying Party.  Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby.

9.5.                            Remedy.  The amount of any claim or demand for indemnification by a West Indemnified Party under this Section 9 shall not be limited to the Escrow Funds.

9.6.                            Release of Escrow Funds.  To the extent available, Two Million United States Dollars (US$2,000,000) shall be released from the Escrow Funds to Zinger on the one-year anniversary of the Initial Closing Date, and One Million Five Hundred Thousand United States Dollars (US$1,500,000) shall be released from the Escrow Funds to Zinger on each of the two-year anniversary and three-year anniversary of the Initial Closing Date; provided, however, that the Escrow Funds shall be released to Zinger only to the extent such amounts exceed any unsatisfied Claim by a West Indemnified Party.

9.7.                            Miscellaneous.  No right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Initial Closing or the Knowledge of any party of any breach of a representation, warranty, covenant or agreement by the other party at any time, or the decision of any party to complete the Initial Closing.

9.8.                            Tax Indemnification.

(a)                                  Zinger shall indemnify West and West/Delaware and hold them harmless from and against, without duplication, any Losses attributable to (i) all Taxes (or the non-payment thereof) of the Company, the Subsidiary and Medimop USA (including, but not limited to, Taxes related to “Approved Enterprise” approvals) for all taxable periods ending on or before the Initial Closing Date and the portion through the end of the Initial Closing Date for any taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company, the Subsidiary or Medimop USA (or any predecessor of any of the foregoing) is or was a member on or prior to the Initial Closing Date, including pursuant to Treasury Regulation §1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (iii) any and all Taxes of any person (other than the Company, the Subsidiary or Medimop USA) imposed on the Company, the Subsidiary or Medimop USA as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Initial Closing; provided, however, that in the case of clauses (i), (ii), and (iii) above, Zinger shall be liable only to the extent that such Taxes exceed the amount, if any, of such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) reflected in the final determination of Net Assets on the Final Net Assets Statement.  Zinger shall reimburse the Company, the Subsidiaries and Medimop USA for any Taxes that are the responsibility of Zinger pursuant to this Section 9.8 within fifteen (15) Business Days after payment of such Taxes by the Company, the Subsidiaries or Medimop USA .

(b)                                 In order appropriately to apportion any Taxes relating to a period that includes the Initial Closing Date, the parties hereto will, to the extent permitted by applicable law, elect with the relevant taxing authority to treat for all purposes the Initial Closing Date as the last day of a taxable period of the Company, the Subsidiary or Medimop USA (a “Short Period”).  In any case where applicable law does not permit the Company to treat the Initial Closing Date as the last day of a Short Period, then for the purposes of this Agreement, the portion of each Tax that is attributable to the operation of the Company, for the period which would have qualified a s a Short Period if such election had been permitted by applicable law (an “Interim Period”) shall be (i) in the case of a Tax that is a real property, personal property or ad valorem tax, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Interim Period, and the denominator of which is the total number of days in such period, and (ii) in the case of other Taxes, the Tax that would be due with respect to the Interim Period if such Interim Period were a Short Period determined based upon an interim closing of the books.

9.9.                            No Right Against the Company or Medimop USA.  In no event shall Zinger claim or demand, and Zinger hereby irrevocably waives the right to claim and demand, any participation, reimbursement, payment or other consideration or contribution from the Company, the Subsidiary and/or Medimop USA with respect to any liability or payment pursuant to this Section 9.

10.                               Definitions.

(a)                                  For all purposes of this Agreement the following terms will have the meanings set forth or cross-referenced in this Section 10:

“Affiliate” means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company (or other referenced person) and includes (a) any person who is an officer, director or direct or indirect beneficial holder of at least 5% of the then outstanding capital stock of the Company (or other referenced person), and any of the Family Members of any such person, (b) any person of which the Company (or other referenced person) and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant, (c) in the case of a specified person who is an individual, family members of such person.

“Balance Sheet Date” means the date of the Company’s audited consolidated balance sheet as of December 31, 2004 and Medimop USA’s audited balance sheet as of December 31, 2004.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks are authorized to close in The City of New York.

“Change of Control” means, following the date of this Agreement, the occurrence of any of the following transactions:

(a)                                  the acquisition, in one or more transactions by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act) but excluding, for this purpose, West or any subsidiaries or any employee benefit plan of West or any subsidiaries, of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”); or

(b)                                 acceptance by shareholders of West of shares in a share exchange if the stockholders of West, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

“Code” means, as applicable, the Israeli Income Tax Ordinance, as amended, or the Internal Revenue Code of 1986, as amended.

“Governing Documents” means, as applicable, the Articles of Association, Articles of Incorporation, Articles of Organization, bylaws, operating agreement and/or any other similar governing document of the respective entity.

“Government Authority” means any governmental, regulatory or administrative official, body or authority.

“including” (regardless of whether capitalized) means including without limitation.

“Initial Purchased Securities” means the securities of the Company and Medimop USA purchased from Zinger pursuant to Section 1.1(c).

“Knowledge” means the knowledge of a person and its officers and directors (if an entity) as of the date hereof and the Initial Closing Date after due investigation.  With respect to particular areas of interest, “Knowledge” will include the knowledge of such Person’s employees, charged with responsibility for a particular area of such Person’s operations.

“Material Adverse Effect” means a material adverse effect on the business, operations, results of operations, assets, properties or condition, financial or otherwise, of the Company, the

Subsidiary and/or Medimop USA, as applicable.  For the purposes of this Agreement, the determination of whether a breach of a representation and warranty or covenant of this Agreement shall be deemed to give rise to a Material Adverse Effect shall be determined on a cumulative basis by adding the effect of the breach of any such representation and warranty or covenant (determined without regard to any materiality or Material Adverse Effect qualifiers) to the effect of all other breaches of representations and warranties and covenants of this Agreement (determined without regard to any materiality or Material Adverse Effect qualifiers) for each of the applicable period or periods to which each such representation, warranties or covenants relate, in all cases before applying the materiality standard set forth in the preceding sentence, and then determining whether, for any of the applicable periods, such aggregate sum exceeds the materiality standard set forth in the preceding sentence.  For purposes of this definition of Material Adverse Effect, the effect of any matter as to any past period shall be determined based on its actual effect, and its effect as to any future period shall be determined based on the effect that such matter could reasonably be expected to have.  Notwithstanding the foregoing, the effects of changes that are generally applicable to (i) the industries or markets in which the Company, Subsidiary and Medimop USA operate, (ii) the United States economy and/or the local economies in which the Company, Subsidiary and Medimop USA operate, or (iii) the United States securities markets and/or the securities markets of the countries in which the Company and Subsidiary are located, shall be excluded from the determination of Material Adverse Effect.

“NIS” means New Israeli Shekel(s).

“person” (regardless of whether capitalized) means any natural person, entity or association, including any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture or proprietorship.

“Registration Statement” means the “Registration Statement” pursuant to the Registration Rights Agreement between West and Zinger, substantially in the form attached as Exhibit E hereto.

“Trading Day” means a day on which the New York Stock Exchange is open and at least one (1) share of the common stock of West has been purchase and sold.

“US$” means United States Dollar(s).

(c)                                  The following terms shall be defined as set forth in the referenced Section:

TERM	SECTION

Additional Closing	1.3(b)
Additional Closing Date	1.3(b)
Additional Purchase Price	1.2(d)(1)
Approved Enterprise	2.19(n)

TERM	SECTION

Audited Financials	2.11
Balance Sheet Date	2.11
Business	Background
Call Option Notice	1.1(b)(i)
Claim Notice	9.4(a)
Claims	9.1
Closing	1.3(b)
Closing Date	1.3(b)
Company	Preamble
Company Share Capital	2.4(a)
Company Indemnified Parties	9.2
Earnout Payment	1.2(c)
Environmental Claims	2.22(a)
Environmental Laws	2.22(b)
Environmental Permit	2.22(c)
ERISA	2.17(a)
ERISA Affiliate	2.17(a)
Escrow Agent	1.2(a)(2)
Escrow Funds	1.2(a)(2)
Estimated Net Assets Statement	6.11
Final Net Assets Statement	1.2(b)
Financials	2.11
Foreign Plan	2.17(k)
Hazardous Materials	2.22(d)
Indemnified Party	9.4(a)
Indemnifying Party	9.4(a)
Initial Cash Purchase Price	1.2(b)
Initial Cash Purchase Price	1.2(b)
Initial Closing	1.3(a)
Initial Closing Date	1.3(a)
Initial Purchase Price	1.2(a)(i)
Intellectual Property	2.16
Interests	Background
Interim Balance Sheets	2.11
Interim Financial Statements	2.11
Interim Period	9.8(b)
IRS	2.17(i)
Litigation Condition	9.4(a)
Medimop Financial Statements	2.11
Medimop USA	Preamble
Medimop USA Interests	2.4(b)
Net Assets	1.2(b)

TERM	SECTION

Option Period	1.1(b)(i)
Ordinary Shares	Background
Permits	2.10
Pre-Closing Tax Period	9.8
Purchased Securities	1.1(b)(i)
Put Option	1.1(b)(i)
Put Option Notice	1.1(b)(i)
Real Property	2.8(a)
Remaining Securities	1.1(b)(i)
Required Consents	5.3
Short Period	9.8(b)
Stock Option	1.2(a)(i)
Subsidiary Shares	2.2(b)
Tax or Taxes	2.19(a)
Tax Return	2.19(a)
U.S. Benefit Plan	2.17(a)
West	Preamble
West Common Stock	1.2(a)(i)
West/Delaware	Preamble
West Indemnified Parties	9.1
West Representatives	5.2
Zinger	Preamble
Zinger Employment Agreement	1.2(a)
Zinger’s Indemnification Basket	9.1
Zinger’s Indemnification Cap	9.1

11.                               Miscellaneous Provisions.

11.1.                     Amendments, Consents, Waivers, Etc.

(a)                                  This Agreement or any provision hereof may be amended or terminated by the written agreement of the parties hereto

(b)                                 No course of dealing between the parties hereto will operate as a waiver of any of the party’s rights under this Agreement.  No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party.  No failure or other delay by any person in exercising any right, power or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.2.                     Notices.  All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective ten (10) Business Days after dispatch), (iii) sent by a reputable, established courier service that provides evidence of delivery and guarantees next Business Day delivery (effective the next Business Day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 12.2):

(a)                                            If to the Company, Medimop USA or Zinger:

4 Hayesira Street

P.O. Box 2499

Ra’anana 43000

Israel

Fax:   (972)-9-748-5916

with a copy to:

Baratz, Horn & Co.

1 Azrieli Center, Round Tower, 18th Floor

Tel Aviv 67021, Israel

Attn:   Yuval Horn, Adv.

Fax:   (972)-3-607-3766

(b)                                           If to West or West/Delaware:

101 Gordon Drive

P.O. Box 345

Lionville, PA 19341-0645

Attn:  President

Fax:  (610) 594-3013

with a copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attn:   Christopher G. Karras
Fax:   (215) 994-2222

11.3.                     Counterparts.  This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement.  In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.  Each party hereto will receive by delivery or facsimile transmission a duplicate original of this Agreement executed by each party, and each party agrees that the delivery of this Agreement by facsimile transmission will be deemed to be an original of this Agreement so transmitted.

11.4.                     Captions.  The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

11.5.                     Binding Effect and Benefits.  This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.6.                     Construction.  The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

11.7.                     Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

11.8.                     Further Assurances.  From time to time on and after the date hereof, the Company, Medimop USA and Zinger will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as West or West/Delaware may reasonably request in order more effectively to effect or confirm the transactions contemplated by this Agreement and to carry out the purposes hereof .

11.9.                     Severability.  No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

11.10.              Equitable Relief.  Each of the parties acknowledges that any breach by such party of its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor.  Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

11.11.              Entire Agreement.  This Agreement, together with the exhibits and schedules hereto and the other agreements contemplated hereby, contains the entire understanding and agreement among the parties, or between or among any of them, and supersedes any prior or contemporaneous understandings or agreements between or among any of them, with respect to the subject matter hereof, including the term sheet relating to the transactions contemplated hereby.

11.12.              Governing Law.  This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of New York, without giving effect to its conflict of laws principles.

11.13.              Dispute Resolution.

(a)                                  Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration, which rules are deemed to be incorporated by reference into this clause.

(b)                                 The number of arbitrators shall be three (3).  Each arbitrator shall be admitted to a bar in a jurisdiction in the United States of America and well versed and experienced in the application of the substantive laws of the State of New York.

(c)                                  The language of the arbitration shall be English and the place of arbitration shall be London.

11.14.              Expenses.  The parties hereto shall each pay for their respective fees and expenses incurred by them in connection with this Agreement and the transactions and other agreements contemplated hereby.  For the avoidance of doubt, any stamp tax imposed on the sale of the Purchased Securities by the State of Israel shall be borne jointly by West/Delaware and Zinger.

[The rest of this page is intentionally left blank.]

[Signature Page to Purchase Agreement]

Executed and delivered as an agreement under seal as of the date first above written.

WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ D. E. Morel
Name: Donald E. Morel, Jr.
Title: Chief Executive Officer

WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.

By:	/s/ Michael Anderson
Name: Michael A. Anderson
Title: Vice President

MEDIMOP MEDICAL PROJECTS, LTD.

By:	/s/ F. Zinger
Name: Freddy Zinger
Title: President

MEDIMOP USA LLC

By:	/s/ F. Zinger
Name: Freddy Zinger
Title:

/s/ F. Zinger
Freddy Zinger